The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



         Subject to completion, Pricing Supplement dated August 26, 2005

PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 78 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                  Dated            , 2005
                                                                  Rule 424(b)(3)

                                      $
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                             Senior Fixed Rate Notes

                                   ----------

                           PLUS due September 25, 2006
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
            Based on the Value of the Dow Jones EURO STOXX 50(SM) Index
                    Performance Leveraged Upside Securities(SM)
                                   ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the dollar-converted closing value of the Dow Jones EURO STOXX 50(SM) Index (euro price return only) at maturity.

o    The principal amount and issue price of each PLUS is $10.

o    We will not pay interest on the PLUS.

o At maturity, if the dollar-converted final index value is greater than the dollar-converted initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment equal to $10 plus the leveraged upside payment, which is equal to $10 multiplied by 300% of the percent increase in the dollar-converted value of the Dow Jones EURO STOXX 50 Index (euro price return only), subject to a maximum payment at maturity which is expected to be $11.38 to $11.45, or 113.8% to 114.5% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public. If the dollar-converted final index value is less than or equal to the dollar-converted initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to $10 multiplied by the index performance factor, which will be less than or equal to 1.0.

     o The percent increase in the dollar-converted value of the Dow Jones EURO STOXX 50 Index (euro price return only) will be equal to (i) the dollar-converted final index value minus the dollar-converted initial index value divided by (ii) the dollar-converted initial index value.

          o The dollar-converted initial index value is, which is equal to the closing value of the Dow Jones EURO STOXX 50 Index (euro price return only) times the euro/U.S. dollar exchange rate on the day we price the PLUS for initial sale to the public.

          o The dollar-converted final index value will equal the closing value of the Dow Jones EURO STOXX 50 Index (euro price return only) times the euro/U.S. dollar exchange rate on the second scheduled index business day prior to the maturity date, which we refer to as the valuation date.

     o The index performance factor will be equal to (i) the dollar-converted final index value divided by (ii) the dollar-converted initial index value.

o Investing in the PLUS is not equivalent to investing in the Dow Jones EURO STOXX 50 Index or its component stocks.

o    The PLUS will not be listed on any securities exchange.

o    The CUSIP number for the PLUS is 61747Y204.

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-8.

                              --------------------
                               PRICE $10 PER PLUS
                              --------------------

                                   Price to          Agent's        Proceeds to
                                    Public       Commissions(1)       Company
                                   --------      --------------     ----------
Per PLUS.......................       $                 $                $
Total..........................       $                 $                $

----------
(1) For additional information see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the PLUS, see the section of this pricing supplement called "Description of PLUS--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS(SM) we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley. The return on the PLUS at maturity is based on the value of the Dow Jones EURO STOXX 50(SM) Index (euro price return only), which we refer to as the Dow Jones EURO STOXX 50 Index, and the euro/U.S. dollar exchange rate.

     "Dow Jones EURO STOXX 50(SM)" and "STOXX(SM)" are service marks of STOXX Limited and have been licensed for use by Morgan Stanley. "Performance Leveraged Upside Securities" and "PLUS" are our service marks.

Each PLUS costs $10              We, Morgan Stanley, are offering Performance
                                 Leveraged Upside Securities(SM) due
                                 September 25, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Dow Jones EURO STOXX 50(SM)
                                 Index, which we refer to as the PLUS. The principal amount and issue price of each PLUS is $10.

                                 The original issue price of the PLUS includes the agent's commissions paid with respect to the PLUS and the cost of hedging our obligations under the PLUS. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the PLUS includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the PLUS. See "Risk Factors--The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of PLUS--Use of Proceeds and Hedging."

No guaranteed return of          Unlike ordinary debt securities, the PLUS do
principal; no interest           not pay interest and do not guarantee any
                                 return of principal at maturity. If the
                                 dollar-converted final index value is less than the dollar-converted initial index value, we will pay to you an amount in cash per PLUS that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the dollar-converted value of the Dow Jones
                                 EURO STOXX 50 Index. The dollar-converted initial index value is, which is equal to the closing value of the Dow Jones EURO STOXX 50
                                 Index times the euro/U.S. dollar exchange rate, each as determined on the day we price the PLUS for initial sale to the public. The dollar-converted final index value will be the closing value of the Dow Jones EURO STOXX 50
                                 Index times the euro/U.S. dollar exchange rate, each as determined on the second scheduled index business day prior to the maturity date, which we refer to as the valuation date. If a market disruption event occurs on the scheduled valuation date or the scheduled valuation date is not otherwise an index business day, the maturity date will be postponed until the second scheduled trading day following the valuation date as postponed.

Payment at maturity based on     At maturity, you will receive for each $10
the Dow Jones EURO STOXX 50      principal amount of PLUS that you hold an
Index and the euro/U.S.          amount in cash based upon the dollar-converted
dollar exchange rate             value of the Dow Jones EURO STOXX 50 Index,
                                 determined as follows:

                                 o If the dollar-converted final index value is greater than the dollar-converted initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                        $10    +    leveraged upside payment,

                                      subject to a maximum payment at maturity of $11.38 to $11.45, or 113.8% to
                                      114.5% of the issue price,

                                      where,

                                      leveraged upside payment =

                         ($10 x 300% x dollar-converted index percent increase)

                                      and

dollar-converted index percent        dollar-converted final index value - dollar-converted initial index value
          increase               =    -------------------------------------------------------------------------
                                                     dollar-converted initial index value

                                 If the euro/U.S. dollar exchange rate is lower on the valuation date than on the date we price the notes for initial sale to the public, the leveraged upside payment, if any, and therefore the payment to you at maturity, will be reduced.

                                 o If the dollar-converted final index value is
                                   less than or equal to the dollar-converted initial index value, you will receive for each $10 principal amount of PLUS that you hold a payment at maturity equal to:

                                   $10 x index performance factor

                                   where,

                                   index performance factor    =    dollar-converted final index value
                                                                    ----------------------------------
                                                                       dollar-converted initial index
                                                                                   value

                                      Because the index performance factor will be less than or equal to 1.0, this payment will be less than or equal to $10.

                                 On PS-6, we have provided a graph titled
                                 "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity over a range of hypothetical dollar-converted percentage changes in the index, and a table illustrating payments at maturity over a range of hypothetical euro/U.S. dollar exchange rates and index closing values. The graph and table do not show every situation that may occur.

                                 If the euro/U.S. dollar exchange rate is lower on the valuation date than on the date we price the notes for initial sale to the public, the index performance factor, and therefore the payment to you at maturity, will be reduced.

                                 If the U.S. dollar depreciates against the euro over the term of the notes, that is, if the euro/U.S. dollar exchange rate is higher on the valuation date than on the date we price the notes for initial sale to the public, that positive change in the euro/U.S. dollar exchange rate will have a positive effect on the dollar-converted final index value. Conversely, if the U.S. dollar appreciates against the euro over the term of the notes, that is, if the euro/U.S. dollar exchange rate is lower on the valuation date than on the date we price the notes for initial sale to the public, that negative change in the euro/U.S. dollar exchange rate will have a negative effect on the dollar-converted final index value. The return on the notes is linked to both the performance of the Dow Jones EURO STOXX 50 Index and the euro/U.S. dollar exchange rate; any increase in either the euro/U.S. dollar exchange rate or the level of the Dow Jones EURO STOXX 50 Index maybe offset by a decrease in the other.

                                 Your can review the historical euro/U.S. dollar exchange rate in the section of this pricing supplement called "Description of Notes--Currency Exchange Rate Information."

                                 You can review the historical values of the Dow Jones EURO STOXX 50 Index and the historical euro/U.S. dollar exchange rates (expressed as the number of U.S dollars per euro) in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the Dow Jones EURO STOXX 50 Index is not reflected in the level of the Dow Jones EURO STOXX 50 Index and, therefore, has no effect on the calculation of the payment at maturity.

                                 Investing in the PLUS is not equivalent to investing in the Dow Jones EURO STOXX 50 Index or its component stocks.

Your return on the PLUS is       The return investors realize on the PLUS is
limited by the maximum           limited by the maximum payment at maturity.
payment at maturity              The maximum payment at maturity of each PLUS is
                                 expected to be $11.38 to $11.45, or 113.8% to
                                 114.5% of the issue price. The maximum payment at maturity will be determined on the day we price the PLUS for initial sale to the public.
                                 Although the leverage factor provides 300% exposure to any increase in the dollar-converted value of the Dow Jones EURO
                                 STOXX 50 Index at maturity, because the payment at maturity will be limited to 113.8% to 114.5% of the issue price of the PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the dollar-converted final index value exceeds approximately 104.6% to 104.8% of the dollar-converted initial index value. See "Hypothetical Payouts on the PLUS at Maturity" on PS-6.

MS & Co. will be the             We have appointed our affiliate, Morgan
Calculation Agent                Stanley & Co. Incorporated or its successors,
                                 which we refer to as MS & Co., to act as calculation agent for JPMorgan Chase Bank, N.A.
                                 (formerly known as JPMorgan Chase Bank), the trustee for our senior notes. As calculation agent, MS & Co. will determine the dollar-converted initial index value, the dollar-converted final index value, the dollar-converted percentage change in the Dow
                                 Jones EURO STOXX 50 Index, the payment to you at maturity and whether a market disruption event has occurred.

Where you can find more          The PLUS are senior notes issued as part of
information on the PLUS          our Series F medium-term note program. You can
                                 find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of Notes--Fixed
                                 Rate Notes" and "--Exchangeable Notes."

                                 Because this is a summary, it does not contain all of the information that may be important to you. For a detailed description of the terms of the PLUS, you should read the "Description of PLUS" section in this pricing supplement. You should also read about some of the risks involved in investing in PLUS in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differ from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us                  You may contact your local Morgan Stanley
                                 branch office or our principal executive offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payment at maturity on the PLUS for a range of hypothetical percentage changes in the dollar-converted values of the index. The PLUS Zone illustrates the leveraging effect of the leverage factor taking into account the maximum payment at maturity. The graph is based on the following hypothetical terms:

     o    Issue Price per PLUS:   $10.00

     o    Initial Index Value:   3,300

     o    Euro/U.S. dollar Exchange Rate:   1.2100

     o    Dollar-converted Initial Index Value:   3,993

     o    Leverage Factor:   300%

     o    Maximum Payment at Maturity:   $11.41 (114.1% of the Issue Price)

     Where the dollar-converted final index value is greater than the dollar-converted initial index value, the payment at maturity on the PLUS reflected in the graph below is greater than the $10 principal amount per PLUS, but in all cases is subject to the maximum payment at maturity. Where the dollar-converted final index value is less than or equal to the dollar-converted initial index value, the payment at maturity on the PLUS reflected in the graph below is less than or equal to the $10 principal amount per PLUS.

     In the hypothetical example below you will realize the maximum payment at maturity at a dollar-converted final index value of approximately 104.7% of the hypothetical dollar-converted initial index value. For example, if the hypothetical product of the closing value of the EUROSTOXX 50 Index and the euro/U.S. dollar exchange rate on the day we price the notes for initial sale to the public were equal to 3,993, you would realize the maximum payment at maturity at a dollar-converted final index value of approximately 4,181. In addition, you will not share in the performance of the index at dollar-converted final index values above 114.1% of the hypothetical dollar-converted initial index value, or approximately 4,556.


                                [OBJECT OMITTED]

     For each PLUS, the following table illustrates the payments at maturity on the PLUS for a range of hypothetical percentage changes in both (i) the euro/U.S. dollar exchange rate, as set forth on the horizontal axis in the table below, and (ii) the index closing value, as set forth on the vertical axis in the table below.

     The table is based on the following hypothetical terms:

          o    Issue Price per PLUS:  $10.00

          o    Initial Index Value:  3,300

          o    Initial Euro/U.S. dollar Exchange Rate:   1.2100

          o    Leverage Factor:  300%

          o    Maximum Payment at Maturity:  $11.41 (114.1% of the Issue Price)

                                                 PAYMENT AT MATURITY ON THE PLUS
  Index
 Closing                                   Euro/U.S. Dollar Exchange Rate at Maturity (% Change)
 Value at      ----------------------------------------------------------------------------------------------------------------
 Maturity          1.0890      1.1495       1.1737      1.1979       1.2100      1.2221       1.2463      1.2705      1.3310
(% Change)         (-10%)       (-5%)       (-3%)        (-1%)        (0%)        (1%)         (3%)        (5%)        (10%)
-------------------------------------------------------------------------------------------------------------------------------
 1,650 (-50%)      $4.50       $4.75        $4.85       $4.95        $5.00       $5.05        $5.15       $5.25        $5.50
-------------------------------------------------------------------------------------------------------------------------------
 2,475 (-25%)      $6.75       $7.13        $7.28       $7.43        $7.50       $7.58        $7.73       $7.88        $8.25
-------------------------------------------------------------------------------------------------------------------------------
 2,970 (-10%)      $8.10       $8.55        $8.73       $8.91        $9.00       $9.09        $9.27       $9.45        $9.90
-------------------------------------------------------------------------------------------------------------------------------
 3,135 (-5%)       $8.55       $9.03        $9.22       $9.41        $9.50       $9.60        $9.79       $9.98       $11.35
-------------------------------------------------------------------------------------------------------------------------------
 3,168 (-4%)       $8.64       $9.12        $9.31       $9.50        $9.60       $9.70        $9.89      $10.24       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,201 (-3%)       $8.73       $9.22        $9.41       $9.60        $9.70       $9.80        $9.99      $10.56       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,234 (-2%)       $8.82       $9.31        $9.51       $9.70        $9.80       $9.90       $10.28      $10.87       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,267 (-1%)       $8.91       $9.41        $9.60       $9.80        $9.90      $10.00       $10.59      $11.19       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,300 (0%)        $9.00       $9.50        $9.70       $9.90       $10.00      $10.30       $10.90      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,333 (1%)        $9.09       $9.60        $9.80      $10.00       $10.30      $10.60       $11.21      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,366 (2%)        $9.18       $9.69        $9.89      $10.29       $10.60      $10.91       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,399 (3%)        $9.27       $9.79        $9.99      $10.59       $10.90      $11.21       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,432 (4%)        $9.36       $9.88       $10.26      $10.89       $11.20      $11.41       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,455 (4.7%)      $9.42       $9.95       $10.47      $11.10       $11.41      $11.41       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,465 (5%)        $9.45       $9.98       $10.56      $11.19       $11.41      $11.41       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 3,630 (10%)       $9.90      $11.35       $11.41      $11.41       $11.41      $11.41       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------
 4,125 (25%)      $11.41      $11.41       $11.41      $11.41       $11.41      $11.41       $11.41      $11.41       $11.41
-------------------------------------------------------------------------------------------------------------------------------

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.


PLUS do not pay interest         The terms of the PLUS differ from those of
or guarantee return of           ordinary debt securities in that we will not
principal                        pay you interest on the PLUS or guarantee to
                                 pay you the principal amount of the PLUS at maturity. Instead, at maturity you will receive for each $10 principal amount of PLUS that you hold an amount in cash based upon the dollar-converted final index value. If the dollar-converted final index value is greater than the dollar-converted initial index value, you will receive an amount in cash equal to $10 plus the leveraged upside payment, subject to a maximum payment at maturity of $11.38 to $11.45, or 113.8% to 114.5% of the issue price.
                                 The maximum payment at maturity will be
                                 determined on the day we price the PLUS for initial sale to the public. If the dollar-converted final index value is less than the dollar-converted initial index value, you will lose money on your investment; you will receive an amount in cash that is less than the $10 issue price of each PLUS by an amount proportionate to the decrease in the dollar-converted value of the Dow Jones EURO
                                 STOXX 50 Index. See "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

Your appreciation                The appreciation potential of the PLUS is
potential is limited             limited by the maximum payment at maturity of
                                 $11.38 to $11.45, or 113.8% to 114.5% of the
                                 issue price. As a result, you will not share in any appreciation of the Dow Jones EURO STOXX 50
                                 Index above 113.8% to 114.5% of the
                                 dollar-converted value of the Dow Jones EURO
                                 STOXX 50 Index on the day we price the PLUS for initial sale to the public. Although the leverage factor provides 300% exposure to any increase in the dollar-converted value of the Dow Jones EURO STOXX 50 Index at maturity, because the payment at maturity will be limited to 113.8% to 114.5% of the issue price for each PLUS, the percentage exposure provided by the leverage factor is progressively reduced as the dollar-converted final index value exceeds approximately 104.6% to 104.8% of the dollar-converted initial index value. See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-7.

The PLUS will not be listed      The PLUS will not be listed on any exchange.
                                 There may be little or no secondary market for the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. MS & Co.
                                 currently intends to act as a market maker for the PLUS but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If at any time MS & Co.
                                 were to cease acting as a market maker, it is likely that there would be little or no secondary market for the PLUS.


Market price of the PLUS may     Several factors, many of which are beyond our
be influenced by many            control, will influence the value of the PLUS
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

                                 o  the value of the Dow Jones EURO STOXX 50
                                    Index at any time

                                 o the volatility (frequency and magnitude of changes in value) of the Dow Jones EURO STOXX 50 Index

                                 o the euro/U.S. dollar exchange rate at any time

                                 o  interest and yield rates in the market

                                 o the dividend rate on the stocks underlying the Dow Jones EURO STOXX 50 Index

                                 o  geopolitical conditions and economic,
                                    financial, political, regulatory or judicial events that affect the securities underlying the Dow Jones EURO STOXX 50 Index or stock markets generally and which may affect the dollar-converted final index value

                                 o  the time remaining until the PLUS mature

                                 o  our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if at the time of sale the Dow Jones EURO STOXX 50 Index times the euro/U.S. dollar exchange rate is at or below the dollar-converted initial index value or if market interest rates rise.

                                 You cannot predict the future performance of the Dow Jones EURO STOXX 50 Index based on its historical performance. The value of the Dow Jones EURO STOXX 50 Index may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS by an amount proportionate to the decrease in the dollar-converted value of the Dow Jones EURO STOXX 50 Index. In addition, there can be no assurance that the value of the Dow Jones EURO STOXX 50 Index will increase so that you will receive at maturity an amount in excess of the principal amount of the PLUS. Nor can there be any assurance that the dollar-converted value of the Dow Jones EURO STOXX 50 Index will not increase beyond 113.8% to 114.5% of the dollar-converted initial index value, in which case you will only receive the maximum payment at maturity. You will no longer share in the performance of the Dow Jones EURO STOXX 50 Index at dollar-converted index values above 113.8% to 114.5% of the dollar-converted initial index value.

The notes are subject to         Fluctuations in the exchange rate between the
currency exchange risk           U.S. dollar and the euro will affect the value
                                 of the PLUS. See "Description of PLUS--Currency
                                 Exchange Rate Information" below.

                                 The euro has been subject to fluctuations against the U.S. dollar since it first became the single currency of participating member states of the European Union on January 1, 1999 at the commencement of the third stage of European Economic and Monetary Union, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the euro and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the PLUS.

                                 The exchange rate between the euro and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Europe as a whole and the United States, including economic and political developments in other countries.

                                 Of particular importance to potential currency exchange risk are:

                                 o    existing and expected rates of inflation

                                 o    existing and expected interest rate levels

                                 o    the balance of payments

                                 o    the extent of governmental surpluses or
                                      deficits in Europe and the United States of America.

                                 All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

The inclusion of commissions     Assuming no change in market conditions or any
and projected profit from        other relevant factors, the price, if any, at
hedging in the original          which MS & Co. is willing to purchase PLUS in
issue price is likely to         secondary market transactions will likely be
adversely affect secondary       lower than the original issue price, since the
market prices                    original issue price included, and secondary
                                 market prices are likely to exclude,
                                 commissions paid with respect to the PLUS, as well as the projected profit included in the cost of hedging our obligations under the PLUS.
                                 In addition, any such prices may differ from values determined by pricing models used by MS
                                 & Co., as a result of dealer discounts,
                                 mark-ups or other transaction costs.

Adjustments to the Dow Jones     STOXX Limited, which we refer to as STOXX, is
EURO STOXX 50 Index could        responsible for calculating and maintaining the
adversely affect                 Dow Jones EURO STOXX 50 Index. STOXX can add,
the value of the PLUS            delete or substitute the stocks underlying the
                                 Dow Jones EURO STOXX 50 Index or make other methodological changes that could change the value of the Dow Jones EURO STOXX 50 Index. Any of these actions could adversely affect the value of the notes.

                                 STOXX may discontinue or suspend calculation or publication of the Dow Jones EURO STOXX 50 Index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued Dow Jones EURO STOXX 50 Index. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the dollar-converted closing prices at maturity of the stocks underlying the Dow Jones EURO STOXX 50 Index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the Dow Jones EURO STOXX 50 Index last in effect prior to discontinuance of the Dow Jones EURO STOXX 50 Index.

The economic interests of the    The economic interests of the calculation agent
calculation agent and other      and other affiliates of ours are potentially
affiliates of ours are           adverse to your interests as an investor in the
potentially adverse to your      PLUS.
interests
                                 As calculation agent, MS & Co. will determine the euro/U.S. dollar exchange rate, the dollar-converted initial index value and the dollar-converted final index value, and calculate the amount of cash, if any, you will receive at maturity. Determinations made by MS
                                 & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any dollar-converted index closing value in the event of a discontinuance of the Dow Jones EURO STOXX 50 Index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of PLUS--Market Disruption Event" and "--Discontinuance of the Dow Jones EURO
                                 STOXX 50 Index; Alteration of Method of
                                 Calculation."

                                 The original issue price of the PLUS includes the agent's commissions and certain costs of hedging our obligations under the PLUS. The subsidiaries through which we hedge our obligations under the PLUS expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Investing in the PLUS is not     Investing in the PLUS is not equivalent to
equivalent to investing in       investing in the Dow Jones EURO STOXX 50 Index
the Dow Jones EURO STOXX 50      or its component stocks. As an investor in the
Index                            PLUS, you will not have voting rights or rights
                                 to receive dividends or other distributions or any other rights with respect to the stocks that underlie the Dow Jones EURO STOXX 50
                                 Index.

Hedging and trading activity     We expect that MS & Co. and other affiliates of
by the calculation agent and     ours will carry out hedging activities related
its affiliates could             to the PLUS (and possibly to other instruments
potentially adversely affect     linked to the Dow Jones EURO STOXX 50 Index or
the value of the PLUS            its component stocks), including trading in the
                                 stocks underlying the Dow Jones EURO STOXX 50
                                 Index as well as in other instruments related to the Dow Jones EURO STOXX 50 Index. MS & Co.
                                 and some of our other subsidiaries also trade the stocks underlying the Dow Jones EURO STOXX
                                 50 Index and other financial instruments related to the Dow Jones EURO STOXX 50 Index and the stocks underlying the Dow Jones EURO
                                 STOXX 50 Index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the day we price the PLUS for initial sale to the public could potentially increase the dollar-converted initial index value and, therefore, the value at which the Dow Jones EURO STOXX 50 Index must close on the valuation date before you receive a payment at maturity that exceeds the principal amount of the PLUS. Additionally, such hedging or trading activities during the term of the PLUS could potentially affect the dollar-converted value of the Dow Jones EURO
                                 STOXX 50 Index on the valuation date and, accordingly, the amount of cash you will receive at maturity.

Because the characterization     You should also consider the U.S. federal
of the PLUS for U.S. federal     income tax consequences of investing in the
income tax purposes is           PLUS. There is no direct legal authority as to
uncertain, the material U.S.     the proper tax treatment of the PLUS, and
federal income tax               consequently our special tax counsel is unable
consequences of an investment    to render an opinion as to their proper
in the PLUS are uncertain        characterization for U.S. federal income tax
                                 purposes. Significant aspects of the tax treatment of the PLUS are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income
                                 Taxation--General." If the Internal Revenue
                                 Service (the "IRS") were successful in
                                 asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.
                                 Please read carefully the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income Taxation."

                                 If you are a non-U.S. investor, please also read the section of this pricing supplement called "Description of PLUS--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the PLUS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                               DESCRIPTION OF PLUS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $10 principal amount of our PLUS due September 25, 2006, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Dow Jones EURO STOXX 50(SM) Index. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount..............   $

Original Issue Date (Settlement Date)...              , 2005

Maturity Date...........................   September 25, 2006, subject to
                                           extension in accordance with the
                                           following paragraph in the event of a
                                           Market Disruption Event on the
                                           scheduled Valuation Date.

                                           If due to a Market Disruption Event
                                           or otherwise, the Valuation Date is
                                           postponed so that it falls less than
                                           two scheduled Trading Days prior to
                                           the scheduled Maturity Date, the
                                           Maturity Date will be the second
                                           scheduled Trading Day following the
                                           Valuation Date as postponed. See
                                           "--Valuation Date" below.

Issue Price.............................   $10 per PLUS

Denominations...........................   $10 and integral multiples thereof

CUSIP Number............................   61747Y204

Interest Rate...........................   None

Specified Currency......................   U.S. dollars

Payment at Maturity.....................   At maturity, upon delivery of the
                                           PLUS to the Trustee, we will pay with
                                           respect to the $10 principal amount
                                           of each PLUS an amount in cash equal
                                           to (i) if the Dollar-converted Final
                                           Index Value is greater than the
                                           Dollar-converted Initial Index Value,
                                           the lesser of (a) $10 plus the
                                           Leveraged Upside Payment and (b) the
                                           Maximum Payment at Maturity or (ii)
                                           if the Dollar-converted Final Index
                                           Value is less than or equal to the
                                           Dollar-converted Initial Index Value,
                                           $10 times the Index Performance
                                           Factor. See "--Discontinuance of the
                                           Dow Jones EURO STOXX 50 Index;
                                           Alteration of Method of Calculation"
                                           below.

                                           We shall, or shall cause the
                                           Calculation Agent to, (i) provide
                                           written notice to the Trustee and to
                                           The Depository Trust Company, which
                                           we refer to as DTC, of the amount of
                                           cash to be delivered with respect to
                                           the $10 principal amount of each
                                           PLUS, on or prior to 10:30 a.m. on
                                           the Trading Day preceding the
                                           Maturity Date (but if such Trading
                                           Day is not a Business Day, prior to
                                           the close of business on the Business
                                           Day preceding the Maturity Date), and
                                           (ii) deliver the aggregate cash
                                           amount due with respect to the PLUS
                                           to the Trustee for delivery to DTC,
                                           as holder of the PLUS, on the
                                           Maturity Date. We expect such amount
                                           of cash will be distributed to
                                           investors on the Maturity Date in
                                           accordance with the standard rules
                                           and procedures of DTC and its direct
                                           and indirect participants. See
                                           "--Book Entry Note or Certificated
                                           Note" below, and see "The Depositary"
                                           in the accompanying prospectus
                                           supplement.

Maximum Payment at Maturity.............   $11.38 to $11.45. The Maximum Payment
                                           at Maturity will be determined on the
                                           day we price the PLUS for initial
                                           sale to the public.

Leveraged Upside Payment ...............   The product of (i) $10 and (ii) 300%
                                           and (iii) the Dollar-converted Index
                                           Percent Increase.

Dollar-converted Index
  Percent Increase......................   A fraction, the numerator of which is
                                           the Dollar-converted Final Index
                                           Value minus the Dollar-converted
                                           Initial Index Value and the
                                           denominator of which is the
                                           Dollar-converted Initial Index Value.

Index Performance Factor................   A fraction, the numerator of which is
                                           the Dollar-converted Final Index
                                           Value and the denominator of which is
                                           the Dollar-converted Initial Index
                                           Value.

Dollar-converted Initial Index Value....           , the Index Closing Value
                                           times the Exchange Rate, each as
                                           determined on the day we price the
                                           PLUS for initial sale to the public.

Index Closing Value.....................   The Index Closing Value on any Index
                                           Business Day will equal the closing
                                           value of the Dow Jones EURO STOXX 50
                                           Index or any Successor Index (as
                                           defined under "--Discontinuance of
                                           the Dow Jones EURO STOXX 50 Index;
                                           Alteration of Method of Calculation"
                                           below) published by STOXX Limited (or
                                           any successor sponsor thereto) at the
                                           regular weekday close of trading on
                                           the Relevant Exchange(s) on that
                                           Index Business Day. In certain
                                           circumstances, the Index Closing
                                           Value will be based on the alternate
                                           calculation of the Dow Jones EURO
                                           STOXX 50 Index described under
                                           "--Discontinuance of the Dow Jones
                                           EURO STOXX 50 Index; Alteration of
                                           Method of Calculation."

Dollar-converted Final Index Value......   The Index Closing Value of the Dow
                                           Jones EURO STOXX 50 Index times the
                                           Exchange Rate, each as determined on
                                           the Valuation Date.

Exchange Rate...........................   The Exchange Rate on any Index
                                           Business Day means the rate for
                                           conversion of euros into U.S. dollars
                                           (expressed as the number of U.S.
                                           dollars per euro) as determined by
                                           reference to the euro/U.S. dollar
                                           exchange rate displayed Bloomberg
                                           page EUR <currency> <QR> (or any
                                           successor page thereto) at or
                                           immediately following the regular
                                           weekday close of trading on the
                                           Relevant Exchange(s) on such Index
                                           Business Day, as determined by the
                                           Calculation Agent; provided that, if
                                           such Bloomberg page is unavailable on
                                           any Index Business Day, the
                                           Calculation Agent will determined the
                                           Exchange Rate by reference to the
                                           euro/U.S. dollar exchange rate
                                           displayed on Reuters Page FEDSPOT (or
                                           any successor page thereto) at or
                                           immediately following the regular
                                           weekday close of trading on the
                                           Relevant Exchange(s) on such Index
                                           Business Day. If no Exchange Rate can
                                           be determined pursuant to the
                                           previous sentence, the Calculation
                                           Agent, in its sole discretion, shall
                                           determine the Exchange Rate on any
                                           Index Business Day.

Valuation Date..........................   The Valuation Date will be the second
                                           scheduled Index Business Day prior to
                                           the Maturity Date, subject to
                                           adjustment for Market Disruption
                                           Events as described in the following
                                           paragraph.

                                           If there is a Market Disruption Event
                                           on the scheduled Valuation Date or if
                                           the scheduled Valuation Date is not
                                           otherwise an Index Business Day, the
                                           Valuation Date will be the
                                           immediately succeeding Index Business
                                           Day during which no Market Disruption
                                           Event shall have occurred.

Trading Day.............................   A day, as determined by the
                                           Calculation Agent, on which trading
                                           is generally conducted on the New
                                           York Stock Exchange, Inc. ("NYSE"),
                                           the American Stock Exchange LLC
                                           ("AMEX"), the Nasdaq National Market,
                                           the Chicago Mercantile Exchange and
                                           the Chicago Board of Options Exchange
                                           and in the over-the-counter market
                                           for equity securities in the United
                                           States.

Index Business Day......................   Any Trading Day other than a Saturday
                                           or Sunday on which the Dow Jones EURO
                                           STOXX 50 Index (or Successor Index)
                                           is calculated.

Book Entry Note or Certificated Note....   Book Entry. The PLUS will be issued
                                           in the form of one or more fully
                                           registered global securities which
                                           will be deposited with, or on behalf
                                           of, DTC and will be registered in the
                                           name of a nominee of DTC. DTC's
                                           nominee will be the only registered
                                           holder of the PLUS. Your beneficial
                                           interest in the PLUS will be
                                           evidenced solely by entries on the
                                           books of the securities intermediary
                                           acting on your behalf as a direct or
                                           indirect participant in DTC. In this
                                           pricing supplement, all references to
                                           payments or notices to you will mean
                                           payments or notices to DTC, as the
                                           registered holder of the PLUS, for
                                           distribution to participants in
                                           accordance with DTC's procedures. For
                                           more information regarding DTC and
                                           book entry notes, please read "The
                                           Depositary" in the accompanying
                                           prospectus supplement and "Form of
                                           Securities--Global
                                           Securities--Registered Global
                                           Securities" in the accompanying
                                           prospectus.

Senior Note or Subordinated Note........   Senior

Trustee.................................   JPMorgan Chase Bank, N.A. (formerly
                                           known as JPMorgan Chase Bank)

Agent...................................   Morgan Stanley & Co. Incorporated
                                           and its successors ("MS & Co.")

Calculation Agent.......................   MS & Co.

                                           All determinations made by the
                                           Calculation Agent will be at the sole
                                           discretion of the Calculation Agent
                                           and will, in the absence of manifest
                                           error, be conclusive for all purposes
                                           and binding on you, the Trustee and
                                           us.

                                           All calculations with respect to the
                                           Payment at Maturity, if any, will be
                                           rounded to the nearest one
                                           hundred-thousandth, with five
                                           one-millionths rounded upward (e.g.,
                                           .876545 would be rounded to .87655);
                                           all dollar amounts related to
                                           determination of the
                                           amount of cash payable per PLUS will
                                           be rounded to the nearest
                                           ten-thousandth, with five one
                                           hundred-thousandths rounded upward
                                           (e.g., .76545 would be rounded up to
                                           .7655); and all dollar amounts paid
                                           on the aggregate number of PLUS will
                                           be rounded to the nearest cent, with
                                           one-half cent rounded upward.

                                           Because the Calculation Agent is our
                                           subsidiary, the economic interests of
                                           the Calculation Agent and its
                                           affiliates may be adverse to your
                                           interests as an investor in the PLUS,
                                           including with respect to certain
                                           determinations and judgments that the
                                           Calculation Agent must make in
                                           determining the Dollar-converted
                                           Initial Index Value, the
                                           Dollar-converted Final Index Value or
                                           whether a Market Disruption Event has
                                           occurred. See "--Discontinuance of
                                           the Dow Jones EURO STOXX 50 Index;
                                           Alteration of Method of Calculation"
                                           and "--Market Disruption Event"
                                           below. MS & Co. is obligated to carry
                                           out its duties and functions as
                                           Calculation Agent in good faith and
                                           using its reasonable judgment.

Market Disruption Event.................   Market Disruption Event means, with
                                           respect to the Dow Jones EURO STOXX
                                           50 Index:

                                                (i) the occurrence or
                                                existence of a suspension,
                                                absence or material
                                                limitation of trading of
                                                stocks then constituting
                                                20 percent or more of the
                                                level of the Dow Jones
                                                EURO STOXX 50 Index (or
                                                the Successor Index) on
                                                the Relevant Exchanges for
                                                such securities for more
                                                than two hours of trading
                                                or during the one-half
                                                hour period preceding the
                                                close of the principal
                                                trading session on such
                                                Relevant Exchange; or a
                                                breakdown or failure in
                                                the price and trade
                                                reporting systems of any
                                                Relevant Exchange as a
                                                result of which the
                                                reported trading prices
                                                for stocks then
                                                constituting 20 percent or
                                                more of the level of the
                                                Dow Jones EURO STOXX 50
                                                Index (or the Successor
                                                Index) during the last
                                                one-half hour preceding
                                                the close of the principal
                                                trading session on such
                                                Relevant Exchange are
                                                materially inaccurate; or
                                                the suspension, material
                                                limitation or absence of
                                                trading on any major U.S.
                                                securities market for
                                                trading in futures or
                                                options contracts or
                                                exchange traded funds
                                                related to the Dow Jones
                                                EURO STOXX 50 Index (or
                                                the Successor Index) for
                                                more than two hours of
                                                trading or during the
                                                one-half hour period
                                                preceding the close of the
                                                principal trading session
                                                on such market, in each
                                                case as determined by the
                                                Calculation Agent in its
                                                sole discretion; and

                                                (ii) a determination by
                                                the Calculation Agent in
                                                its sole discretion that
                                                any event described in
                                                clause (i) above
                                                materially interfered with
                                                our ability or the ability
                                                of any of our affiliates
                                                to unwind or adjust all or
                                                a material portion of the
                                                hedge position with
                                                respect to the PLUS.

                                           For the purpose of determining
                                           whether a Market Disruption Event
                                           exists at any time, if trading in a
                                           security included in the Dow Jones
                                           EURO STOXX 50 Index is materially
                                           suspended or materially limited at
                                           that time, then the relevant
                                           percentage contribution of that
                                           security to the level of the Dow
                                           Jones EURO

                                           STOXX 50 Index shall be based on a
                                           comparison of (x) the portion of the
                                           value of the Dow Jones EURO STOXX 50
                                           Index attributable to that security
                                           relative to (y) the overall value of
                                           the Dow Jones EURO STOXX 50 Index, in
                                           each case immediately before that
                                           suspension or limitation.

                                           For the purpose of determining
                                           whether a Market Disruption Event has
                                           occurred: (1) a limitation on the
                                           hours or number of days of trading
                                           will not constitute a Market
                                           Disruption Event if it results from
                                           an announced change in the regular
                                           business hours of the relevant
                                           exchange or market, (2) a decision to
                                           permanently discontinue trading in
                                           the relevant futures or options
                                           contract or exchange traded fund will
                                           not constitute a Market Disruption
                                           Event, (3) limitations pursuant to
                                           the rules of any Relevant Exchange
                                           similar to NYSE Rule 80A (or any
                                           applicable rule or regulation enacted
                                           or promulgated by any other
                                           self-regulatory organization or any
                                           government agency of scope similar to
                                           NYSE Rule 80A as determined by the
                                           Calculation Agent) on trading during
                                           significant market fluctuations will
                                           constitute a suspension, absence or
                                           material limitation of trading, (4) a
                                           suspension of trading in futures or
                                           options contracts on the Dow Jones
                                           EURO STOXX 50 Index by the primary
                                           securities market trading in such
                                           contracts by reason of (a) a price
                                           change exceeding limits set by such
                                           securities exchange or market, (b) an
                                           imbalance of orders relating to such
                                           contracts or (c) a disparity in bid
                                           and ask quotes relating to such
                                           contracts will constitute a
                                           suspension, absence or material
                                           limitation of trading in futures or
                                           options contracts related to the Dow
                                           Jones EURO STOXX 50 Index and (5) a
                                           "suspension, absence or material
                                           limitation of trading" on any
                                           Relevant Exchange or on the primary
                                           market on which futures or options
                                           contracts related to the Dow Jones
                                           EURO STOXX 50 Index are traded will
                                           not include any time when such
                                           securities market is itself closed
                                           for trading under ordinary
                                           circumstances.

Relevant Exchange.......................   Relevant Exchange means the primary
                                           exchange or market of trading for any
                                           security then included in the Dow
                                           Jones EURO STOXX 50 Index or any
                                           Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default........   In case an event of default with
                                           respect to the PLUS shall have
                                           occurred and be continuing, the
                                           amount declared due and payable per
                                           PLUS upon any acceleration of the
                                           PLUS (an "Event of Default
                                           Acceleration") shall be determined by
                                           the Calculation Agent and shall be an
                                           amount in cash equal to the Payment
                                           at Maturity calculated using the
                                           Dollar-converted Index Closing Value
                                           as of the date of such acceleration
                                           as the Dollar-converted Final Index
                                           Value.

                                           If the maturity of the PLUS is
                                           accelerated because of an event of
                                           default as described above, we shall,
                                           or shall cause the Calculation Agent
                                           to, provide written notice to the
                                           Trustee at its New York office, on
                                           which notice the Trustee may
                                           conclusively rely, and to DTC of the
                                           cash amount due with respect to the
                                           PLUS as promptly as possible and in
                                           no event later than two Business Days
                                           after the date of acceleration.

The Dow Jones EURO STOXX 50 Index.......   We have derived all information
                                           contained in this pricing supplement
                                           regarding the Euro STOXX 50 Index,
                                           including, without limitation, its
                                           make-up, method of calculation and
                                           changes in its components, from
                                           publicly available information. Such
                                           information reflects the policies of,
                                           and is subject to change by, STOXX
                                           Limited. The Euro STOXX 50 Index is
                                           calculated, maintained and published
                                           by STOXX Limited. We make no
                                           representation or warranty as to the
                                           accuracy or completeness of such
                                           information.

                                           The Euro STOXX 50 Index (euro price
                                           return only) was created by STOXX
                                           Limited, a joint venture between
                                           Deutsche Boerse AG, Dow Jones &
                                           Company and SWX Swiss Exchange.
                                           Publication of the Euro STOXX 50
                                           Index began on February 26, 1998,
                                           based on an initial index value of
                                           1,000 at December 31, 1991. The Euro
                                           STOXX 50 Index is published in The
                                           Wall Street Journal and disseminated
                                           on the STOXX Limited website:
                                           http://www.stoxx.com.

o                                            Euro STOXX 50 Index Composition
                                                      and Maintenance

                                           The Euro STOXX 50 Index is composed
                                           of 50 component stocks of market
                                           sector leaders from within the Dow
                                           Jones STOXX 600 Supersector Indices,
                                           which includes stocks selected from
                                           the Eurozone. The component stocks
                                           have a high degree of liquidity and
                                           represent the largest companies
                                           across all market sectors defined by
                                           the Dow Jones Global Classification
                                           Standard. Set forth below are the
                                           country weightings and industrial
                                           sector weightings of the securities
                                           currently included in the Euro STOXX
                                           50 Index as of December 30, 2004:

                                               Country Weightings           Industrial Sector Weightings
                                               ------------------           ----------------------------
                                           France               31.3%  Banks                             20.8%
                                           Germany              22.6%  Oil & Gas                         16.2%
                                           The Netherlands      17.2%  Telecommunication                 12.1%
                                           Spain                13.8%  Insurance                         10.6%
                                           Italy                11.6%  Utilities                          9.0%
                                           Finland               3.5%  Technology                         6.2%
                                                                       Chemicals                          4.0%
                                                                       Healthcare                         3.8%
                                                                       Personal & Household Goods         3.7%
                                                                       Industrial Goods & Services        3.4%
                                                                       Food & Beverage                    2.9%
                                                                       Retail                             1.9%
                                                                       Automobiles & Parts                1.9%
                                                                       Construction & Materials           1.8%
                                                                       Media                              1.6%

                                           The composition of the Euro STOXX 50
                                           Index is reviewed annually, based on
                                           the closing stock data on the last
                                           trading day in August. The component
                                           stocks are announced the first
                                           trading in September. Changes to the
                                           component stocks are implemented on
                                           the third Friday in September and are
                                           effective the following trading day.
                                           Changes in the composition of the
                                           Euro STOXX 50 Index are made to
                                           ensure that the Euro STOXX 50 Index
                                           includes the 50 market sector leaders
                                           from within the Euro STOXX Index.

                                           The free float factors for each
                                           component stock used to calculate the
                                           Euro STOXX 50 Index, as described
                                           below, are reviewed, calculated and
                                           implemented on a quarterly basis and
                                           are fixed until the next quarterly
                                           review.

                                           The Euro STOXX 50 Index is also
                                           reviewed on an ongoing basis.
                                           Corporate actions (including initial
                                           public offerings, mergers and
                                           takeovers, spin-offs, delistings and
                                           bankruptcy) that affect the Euro
                                           STOXX 50 Index composition are
                                           immediately reviewed. Any changes are
                                           announced, implemented and effective
                                           in line with the type of corporate
                                           action and the magnitude of the
                                           effect.

                                           Euro STOXX 50 Index Calculation

                                           The Euro STOXX 50 Index is calculated
                                           with the "Laspeyres formula," which
                                           measures the aggregate price changes
                                           in the component stocks against a
                                           fixed base quantity weight. The
                                           formula for calculating the Euro
                                           STOXX 50 Index value can be expressed
                                           as follows:

                             free float market capitalization of the
                                      Euro STOXX 50 Index
                Index   =  -------------------------------------------- x 1,000
                           adjusted base date market capitalization of
                                     the Euro STOXX 50 Index

                                           The "free float market capitalization
                                           of the Euro STOXX 50 Index" is equal
                                           to the sum of the products of the
                                           closing price, market capitalization
                                           and free float factor for each
                                           component stock as of the time the
                                           Euro STOXX 50 Index is being
                                           calculated.

                                           The Euro STOXX 50 Index is also
                                           subject to a divisor, which is
                                           adjusted to maintain the continuity
                                           of the Euro STOXX 50 Index values
                                           across changes due to corporate
                                           actions. The following is a summary
                                           of the adjustments to any component
                                           stock made for corporate actions and
                                           the effect of such adjustment on the
                                           divisor, where shareholders of the
                                           component stock will receive "B"
                                           number of shares for every "A" share
                                           held (where applicable).

                                           (1)  Split and reverse split:

                                                Adjusted price = closing
                                                price * A/B

                                                New number of shares =
                                                  old number of shares * B / A

                                                Divisor: no change

                                           (2)  Rights offering:

                                                Adjusted price = (closing price
                                                  * A + subscription
                                                  price * B) / (A + B)

                                                New number of shares =
                                                  old number of shares
                                                  * (A + B) / A

                                                Divisor: increases

                                           (3)  Stock dividend:

                                                Adjusted price = closing price
                                                  * A / (A + B)

                                                New number of shares = old
                                                  number of shares
                                                  * (A + B) / A

                                                Divisor: no change

                                           (4)  Stock dividend of another
                                                company:

                                                Adjusted price = (closing price
                                                  * A - price of other company
                                                  * B) / A

                                                Divisor:  decreases

                                           (5)  Return of capital and
                                                share consideration:

                                                Adjusted price = (closing price
                                                   - dividend announced by
                                                     company
                                                  * (1-withholding tax))
                                                  * A / B

                                                New number of shares =
                                                  old number of shares * B / A

                                                Divisor: decreases

                                           (6)  Repurchase shares/self tender:

                                                Adjusted price = ((price
                                                  before tender * old number of
                                                  shares ) - (tender price *
                                                  number of tendered shares)) /
                                                  (old number of shares
                                                  - number of tendered shares)

                                                New number of shares =
                                                  old number of shares - number
                                                  of tendered shares

                                                Divisor: decreases

                                           (7)  Spin-off:

                                                Adjusted price =
                                                  (closing price * A -
                                                  price of spun-off shares
                                                  * B) / A


                                                Divisor: decreases

                                           (8)  Combination stock
                                                distribution (dividend or
                                                split) and rights
                                                offering:

                                                For this corporate action, the
                                                following additional assumptions
                                                apply:

                                                      o    Shareholders receive
                                                           B new shares from the
                                                           distribution and C
                                                           new shares from the
                                                           rights offering for
                                                           every A shares held

                                                      o    If A is not equal to
                                                           one share, all the
                                                           following "new number
                                                           of shares" formulae
                                                           need to be divided by
                                                           A:

                                                      - If rights are applicable
                                                      after stock distribution
                                                      (one action applicable to
                                                      other):

                                                      Adjusted price =
                                                        (closing price * A +
                                                        subscription price * C *
                                                        (1 + B / A)) /
                                                        ((A + B) * ( 1 + C / A))

                                                      New number of shares =
                                                        old number of shares
                                                        * ((A + B) *
                                                        (1 + C / A)) / A

                                                      Divisor:  increases

                                                      - If stock distribution is
                                                      applicable after rights
                                                      (one action applicable to
                                                      other):

                                                      Adjusted price =
                                                        (closing price * A +
                                                        subscription price * C)
                                                        / ((A + C) *
                                                        (1 + B / A))

                                                      New number of shares =
                                                        old number of shares *
                                                        ((A + C) * (1 + B / A))

                                                      Divisor:  increases

                                                      - Stock distribution and
                                                      rights (neither action is
                                                      applicable to the other):

                                                      Adjusted price = (closing
                                                        price * A + subscription
                                                        price * C)/ (A + B + C)

                                                      New number of shares =
                                                        old number of shares *
                                                        (A + B +C) / A

                                                      Divisor:  increases


Discontinuance of the Dow Jones
  EURO STOXX 50 Index; Alteration
   of Method of Calculation.............   If STOXX discontinues publication of
                                           the Dow Jones EURO STOXX 50 Index and
                                           STOXX or another entity publishes a
                                           successor or substitute index that MS
                                           & Co., as the Calculation Agent,
                                           determines, in its sole discretion,
                                           to be comparable to the discontinued
                                           Dow Jones EURO STOXX 50 Index (such
                                           index being referred to herein as a
                                           "Successor Index"), then any
                                           subsequent Index Closing Value will
                                           be determined by reference to the
                                           published value of such Successor
                                           Index at the regular weekday close of
                                           trading of the Relevant Exchange(s)
                                           for such Successor Index on the Index
                                           Business Day that any Index Closing
                                           Value is to be determined.

                                           Upon any selection by the Calculation
                                           Agent of a Successor Index, the
                                           Calculation Agent will cause written
                                           notice thereof to be furnished to the
                                           Trustee, to Morgan Stanley and to
                                           DTC, as holder of the PLUS, within
                                           three Trading Days of such selection.
                                           We expect that such notice will be
                                           passed on to you, as a beneficial
                                           owner of the PLUS, in accordance with
                                           the standard rules and procedures of
                                           DTC and its direct and indirect
                                           participants.

                                           If STOXX discontinues publication of
                                           the Dow Jones EURO STOXX 50 Index
                                           prior to, and such discontinuance is
                                           continuing on, the Valuation Date and
                                           MS & Co., as the Calculation Agent,
                                           determines, in its sole discretion,
                                           that no Successor Index is available
                                           at such time, then the Calculation
                                           Agent will determine the Index
                                           Closing Value for such date. The
                                           Index Closing Value will be computed
                                           by the Calculation Agent in
                                           accordance with the formula for
                                           calculating the Dow Jones EURO STOXX
                                           50 Index last in effect prior to such
                                           discontinuance, using the closing
                                           price (or, if trading in the relevant
                                           securities has been materially
                                           suspended or materially limited, its
                                           good faith estimate of the closing
                                           price that would have prevailed but
                                           for such suspension or limitation) at
                                           the close of the principal trading
                                           session of the Relevant Exchange on
                                           such date of each security most
                                           recently constituting the Dow Jones
                                           EURO STOXX 50 Index without any
                                           rebalancing or substitution of such
                                           securities following such
                                           discontinuance. Notwithstanding these
                                           alternative arrangements,
                                           discontinuance of the publication of
                                           the Dow Jones EURO STOXX 50 Index may
                                           adversely affect the value of the
                                           PLUS.

                                           If at any time the method of
                                           calculating the Dow Jones EURO STOXX
                                           50 Index or a Successor Index, or the
                                           value thereof, is changed in a
                                           material respect, or if the Dow Jones
                                           EURO STOXX 50 Index or a Successor
                                           Index is in any other way modified so
                                           that such index does not, in the
                                           opinion of MS & Co., as the
                                           Calculation Agent, fairly represent
                                           the value of the Dow Jones EURO STOXX
                                           50 Index or such Successor Index had
                                           such changes or modifications not
                                           been made, then, from and after
                                           such time, the Calculation Agent
                                           will, at the close of business in New
                                           York City on each date on which the
                                           Index Closing Value is to be
                                           determined, make such calculations
                                           and adjustments as, in the good faith
                                           judgment of the Calculation Agent,
                                           may be necessary in order to arrive
                                           at a value of a stock index
                                           comparable to the Dow Jones EURO
                                           STOXX 50 Index or such Successor
                                           Index, as the case may be, as if such
                                           changes or modifications had not been
                                           made, and the Calculation Agent will
                                           calculate the Final Index Value with
                                           reference to the Dow Jones EURO STOXX
                                           50 Index or such Successor Index, as
                                           adjusted. Accordingly, if the method
                                           of calculating the Dow Jones EURO
                                           STOXX 50 Index or a Successor Index
                                           is modified so that the value of such
                                           index is a fraction of what it would
                                           have been if it had not been modified
                                           (e.g., due to a split in the index),
                                           then the Calculation Agent will
                                           adjust such index in order to arrive
                                           at a value of the Dow Jones EURO
                                           STOXX 50 Index or such Successor
                                           Index as if it had not been modified
                                           (e.g., as if such split had not
                                           occurred).

Historical Information..................   The following table sets forth the
                                           published high and low Index Closing
                                           Values, as well as end-of-quarter
                                           Index Closing Values, of the Dow
                                           Jones EURO STOXX 50 Index for each
                                           quarter in the period from January 1,
                                           2000 through August 26, 2005. The
                                           Index Closing Value on August 26,
                                           2005 was 3,239.96. We obtained the
                                           information in the table below from
                                           Bloomberg Financial Markets, without
                                           independent verification. The
                                           historical values of the Dow Jones
                                           EURO STOXX 50 Index should not be
                                           taken as an indication of future
                                           performance, and no assurance can be
                                           given as to the level of the Dow
                                           Jones EURO STOXX 50 Index on the
                                           Valuation Date. The level of the Dow
                                           Jones EURO STOXX 50 Index may
                                           decrease so that you will receive a
                                           payment at maturity that is less than
                                           the principal amount of the PLUS. We
                                           cannot give you any assurance that
                                           the level of the Dow Jones EURO STOXX
                                           50 Index will increase so that at
                                           maturity you will receive a payment
                                           in excess of the principal amount of
                                           the PLUS. Nor can we give you any
                                           assurance that the dollar-converted
                                           value of the Dow Jones EURO STOXX 50
                                           Index will not increase beyond 113.8%
                                           to 114.5% of the Dollar-converted
                                           Initial Index Value, in which case
                                           you will only receive the Maximum
                                           Payment at Maturity. Because your
                                           return is linked to the level of the
                                           Dow Jones EURO STOXX 50 Index and the
                                           Exchange Rate at maturity, there is
                                           no guaranteed return of principal.

                                           If the Dollar-converted Final Index
                                           Value is less than the
                                           Dollar-converted Initial Index Value,
                                           you will lose money on your
                                           investment.

                                                            High          Low     Period End
                                                            ----          ---     ----------
                            2000
                              First Quarter..........      5,464.43    4,500.69    5,249.55
                              Second Quarter.........      5,434.81    4,903.92    5,145.35
                              Third Quarter..........      5,392.63    4,915.18    4,915.18
                              Fourth Quarter.........      5,101.40    4,614.24    4,772.39

                                                            High         Low      Period End
                                                            ----         ---      ----------
                            2001
                              First Quarter..........      4,787.45    3,891.49    4,185.00
                              Second Quarter.........      4,582.07    4,039.16    4,243.91
                              Third Quarter..........      4,304.44    2,877.68    3,296.66
                              Fourth Quarter.........      3,828.76    3,208.31    3,806.13

                            2002
                              First Quarter..........      3,833.09    3,430.18    3,784.05
                              Second Quarter.........      3,748.44    2,928.72    3,133.39
                              Third Quarter..........      3,165.47    2,187.22    2,204.39
                              Fourth Quarter.........      2,669.89    2,150.27    2,386.41

                            2003
                              First Quarter..........      2,529.86    1,849.64    2,036.86
                              Second Quarter.........      2,527.44    2,067.23    2,419.51
                              Third Quarter..........      2,641.55    2,366.86    2,395.87
                              Fourth Quarter.........      2,760.66    2,434.63    2,760.66

                            2004
                              First Quarter..........      2,959.71    2,702.05    2,787.49
                              Second Quarter.........      2,905.88    2,659.85    2,811.08
                              Third Quarter..........      2,806.62    2,580.04    2,726.30
                              Fourth Quarter.........      2,955.11    2,734.37    2,951.24

                            2005
                              First Quarter..........      3,114.54    2,924.01    3,055.73
                              Second Quarter.........      3,190.80    2,930.10    3,181.54
                              Third Quarter (through
                                 August 26, 2005)....      3,370.48    3,170.06    3,239.96

Currency Exchange Rate Information......   The following table sets forth the
                                           high, low and period-ending euro/U.S.
                                           dollar exchange rates (expressed as
                                           the number of U.S. dollars per euro)
                                           for each quarter from January 1, 2000
                                           through August 26, 2005. We obtained
                                           the exchange rates listed below from
                                           Bloomberg Financial Markets and we
                                           believe such information to be
                                           accurate.

                                                           High        Low     Period End
                                                           ----        ---     ----------
                            2000
                            First Quarter............     1.0336      0.9514     0.9553
                            Second Quarter...........     0.9650      0.8895     0.9525
                            Third Quarter............     0.9553      0.8493     0.8827
                            Fourth Quarter...........     0.9427      0.8272     0.9427

                            2001
                            First Quarter............     0.9570      0.8767     0.8767
                            Second Quarter...........     0.9042      0.8424     0.8490
                            Third Quarter............     0.9277      0.8364     0.9114
                            Fourth Quarter...........     0.9205      0.8770     0.8895

                            2002
                            First Quarter............     0.9033      0.8593     0.8717
                            Second Quarter...........     0.9914      0.8750     0.9914
                            Third Quarter............     1.0117      0.9660     0.9866
                            Fourth Quarter...........     1.0492      0.9707     1.0492

                            2003
                            First Quarter............     1.1054      1.0362     1.0915
                            Second Quarter...........     1.1909      1.0695     1.1511
                            Third Quarter............     1.1656      1.0809     1.1656
                            Fourth Quarter...........     1.2595      1.1416     1.2595

                            2004
                            First Quarter............     1.2842      1.2128     1.2316
                            Second Quarter...........     1.2365      1.1822     1.2199
                            Third Quarter............     1.2452      1.2011     1.2436
                            Fourth Quarter...........     1.3637      1.2285     1.3554

                                                            High          Low     Period End
                                                            ----          ---     ----------


                            2005
                            First Quarter............     1.3465      1.2757     1.2964
                            Second Quarter...........     1.3087      1.2032     1.2108
                            Third Quarter (through
                               August 26, 2005)......     1.2471      1.1902     1.2229

                           Source: Bloomberg Financial Markets


                                           The information presented in this
                                           pricing supplement relating to the
                                           exchange rate of the U.S. dollar as
                                           compared to the euro is furnished as
                                           a matter of information only. The
                                           euro has been subject to declines and
                                           fluctuations in the past and may be
                                           subject to significant fluctuations
                                           in the future. The fluctuations or
                                           periods of relative stability in the
                                           euro/U.S. dollar exchange rate that
                                           have occurred in the past are not
                                           necessarily indicative of
                                           fluctuations or periods of relative
                                           stability in that rate that may occur
                                           over the term of the PLUS.

                                           The exchange rates between the euro
                                           and U.S. dollar are at any moment a
                                           result of the supply and demand for
                                           the currencies being compared, and
                                           changes in the exchange rates result
                                           over time from the interaction of
                                           many factors directly or indirectly
                                           affecting economic and political
                                           developments in other countries. Of
                                           particular importance are rates of
                                           inflation, interest rate levels, the
                                           balance of payments and the extent of
                                           governmental surpluses or deficits in
                                           the European Monetary Union and the
                                           United States, all of which are in
                                           turn sensitive to the monetary,
                                           fiscal and trade policies pursued by
                                           the governments of the participating
                                           member states of the European Union,
                                           the United States and other
                                           jurisdictions important to
                                           international trade and finance.

Use of Proceeds and Hedging.............   The net proceeds we receive from the
                                           sale of the PLUS will be used for
                                           general corporate purposes and, in
                                           part, in connection with hedging our
                                           obligations under the PLUS through
                                           one or more of our subsidiaries. The
                                           original issue price of the PLUS
                                           includes the Agent's Commissions (as
                                           shown on the cover page of this
                                           pricing supplement) paid with respect
                                           to the PLUS and the cost of hedging
                                           our obligations under the PLUS. The
                                           cost of hedging includes the
                                           projected profit that our
                                           subsidiaries expect to realize in
                                           consideration for assuming the risks
                                           inherent in managing the hedging
                                           transactions. Since hedging our
                                           obligations entails risk and may be
                                           influenced by market forces beyond
                                           our or our subsidiaries' control,
                                           such hedging may result in a profit
                                           that is more or less than initially
                                           projected, or could result in a loss.
                                           See also "Use of Proceeds" in the
                                           accompanying prospectus.

                                           On or prior to the day we price the
                                           PLUS for initial sale to the public,
                                           we, through our subsidiaries or
                                           others, expect to hedge our
                                           anticipated exposure in connection
                                           with the PLUS by taking positions in
                                           the stocks underlying the Dow Jones
                                           EURO STOXX 50 Index, in futures or
                                           options contracts on the Dow Jones
                                           EURO STOXX 50 Index or any stocks
                                           underlying the Dow Jones EURO STOXX
                                           50 Index listed on major securities
                                           markets or positions in any other
                                           available securities or instruments
                                           that we may wish to use in connection
                                           with such hedging. Such purchase
                                           activity
                                           could potentially increase the value
                                           of the Dow Jones EURO STOXX 50 Index,
                                           and therefore effectively increase
                                           the level at which the Dow Jones EURO
                                           STOXX 50 Index must close before you
                                           would receive at maturity a payment
                                           that exceeds the principal amount of
                                           the PLUS. In addition, through our
                                           subsidiaries, we are likely to modify
                                           our hedge position throughout the
                                           life of the PLUS by purchasing and
                                           selling the stocks underlying the Dow
                                           Jones EURO STOXX 50 Index, futures or
                                           options contracts on the Dow Jones
                                           EURO STOXX 50 Index or any stocks
                                           underlying the Dow Jones EURO STOXX
                                           50 Index listed on major securities
                                           markets or positions in any other
                                           available securities or instruments
                                           that we may wish to use in connection
                                           with such hedging activities,
                                           including by selling any such
                                           securities or instruments on the
                                           Valuation Date. We cannot give any
                                           assurance that our hedging activity
                                           will not affect the value of the Dow
                                           Jones EURO STOXX 50 Index and,
                                           therefore, adversely affect the value
                                           of the PLUS or the payment you will
                                           receive at maturity.

Supplemental Information Concerning
  Plan of Distribution..................   Under the terms and subject to the
                                           conditions contained in the U.S.
                                           distribution agreement referred to in
                                           the prospectus supplement under "Plan
                                           of Distribution," the Agent, acting
                                           as principal for its own account, has
                                           agreed to purchase, and we have
                                           agreed to sell, the principal amount
                                           of PLUS set forth on the cover of
                                           this pricing supplement. The Agent
                                           proposes initially to offer the PLUS
                                           directly to the public at the public
                                           offering price set forth on the cover
                                           page of this pricing supplement. The
                                           Agent may allow a concession not in
                                           excess of $ per PLUS to other
                                           dealers, which may include Morgan
                                           Stanley & Co. International Limited
                                           and Bank Morgan Stanley AG. We expect
                                           to deliver the PLUS against payment
                                           therefor in New York, New York
                                           on            , 2005. After the
                                           initial offering of the PLUS, the
                                           Agent may vary the offering price and
                                           other selling terms from time to
                                           time.

                                           In order to facilitate the offering
                                           of the PLUS, the Agent may engage in
                                           transactions that stabilize, maintain
                                           or otherwise affect the price of the
                                           PLUS or the level of the Dow Jones
                                           EURO STOXX 50 Index. Specifically,
                                           the Agent may sell more PLUS than it
                                           is obligated to purchase in
                                           connection with the offering or may
                                           sell individual stocks underlying the
                                           Dow Jones EURO STOXX 50 Index it does
                                           not own, creating a naked short
                                           position in the PLUS or the
                                           individual stocks underlying the Dow
                                           Jones EURO STOXX 50 Index,
                                           respectively, for its own account.
                                           The Agent must close out any naked
                                           short position by purchasing the PLUS
                                           or the individual stocks underlying
                                           the Dow Jones EURO STOXX 50 Index in
                                           the open market. A naked short
                                           position is more likely to be created
                                           if the Agent is concerned that there
                                           may be downward pressure on the price
                                           of the PLUS or the individual stocks
                                           underlying the Dow Jones EURO

                                           STOXX 50 Index in the open market
                                           after pricing that could adversely
                                           affect investors who purchase in the
                                           offering. As an additional means of
                                           facilitating the offering, the Agent
                                           may bid for, and purchase, PLUS or
                                           the individual stocks underlying the
                                           Dow Jones EURO STOXX 50 Index in the
                                           open market to stabilize the price of
                                           the PLUS. Any of these activities may
                                           raise or maintain the market price of
                                           the PLUS above independent market
                                           levels or prevent or retard a decline
                                           in the market price of the PLUS. The
                                           Agent is not required to engage in
                                           these activities, and may end any of
                                           these activities at any time. An
                                           affiliate of the Agent has entered
                                           into a hedging transaction with us in
                                           connection with this offering of
                                           PLUS. See "--Use of Proceeds and
                                           Hedging" above.

                                           General

                                           No action has been or will be taken
                                           by us, the Agent or any dealer that
                                           would permit a public offering of the
                                           PLUS or possession or distribution of
                                           this pricing supplement or the
                                           accompanying prospectus supplement or
                                           prospectus in any jurisdiction, other
                                           than the United States, where action
                                           for that purpose is required. No
                                           offers, sales or deliveries of the
                                           PLUS, or distribution of this pricing
                                           supplement or the accompanying
                                           prospectus supplement or prospectus,
                                           may be made in or from any
                                           jurisdiction except in circumstances
                                           which will result in compliance with
                                           any applicable laws and regulations
                                           and will not impose any obligations
                                           on us, the Agent or any dealer.

                                           The Agent has represented and agreed,
                                           and each dealer through which we may
                                           offer the PLUS has represented and
                                           agreed, that it (i) will comply with
                                           all applicable laws and regulations
                                           in force in each non-U.S.
                                           jurisdiction in which it purchases,
                                           offers, sells or delivers the PLUS or
                                           possesses or distributes this pricing
                                           supplement and the accompanying
                                           prospectus supplement and prospectus
                                           and (ii) will obtain any consent,
                                           approval or permission required by it
                                           for the purchase, offer or sale by it
                                           of the PLUS under the laws and
                                           regulations in force in each non-U.S.
                                           jurisdiction to which it is subject
                                           or in which it makes purchases,
                                           offers or sales of the PLUS. We shall
                                           not have responsibility for the
                                           Agent's or any dealer's compliance
                                           with the applicable laws and
                                           regulations or obtaining any required
                                           consent, approval or permission.

                                           Brazil

                                           The PLUS may not be offered or sold
                                           to the public in Brazil. Accordingly,
                                           the offering of the PLUS has not been
                                           submitted to the Comissao de Valores
                                           Mobiliarios for approval. Documents
                                           relating to this offering, as well as
                                           the information contained herein and
                                           therein, may not be supplied to the
                                           public as a public offering in Brazil
                                           or be used in connection with any
                                           offer for subscription or sale to the
                                           public in Brazil.

                                           Chile

                                           The PLUS have not been registered
                                           with the Superintendencia de Valores
                                           y Seguros in Chile and may not be
                                           offered or sold publicly in Chile. No
                                           offer, sales or deliveries of the
                                           PLUS, or distribution of this pricing
                                           supplement or the accompanying
                                           prospectus supplement or prospectus,
                                           may be made in or from Chile except
                                           in circumstances which will result in
                                           compliance with any applicable
                                           Chilean laws and regulations.

                                           Hong Kong

                                           The PLUS may not be offered or sold
                                           in Hong Kong, by means of any
                                           document, other than to persons whose
                                           ordinary business it is to buy or
                                           sell shares or debentures, whether as
                                           principal or agent, or in
                                           circumstances which do not constitute
                                           an offer to the public within the
                                           meaning of the Companies Ordinance
                                           (Cap. 32) of Hong Kong. The Agent has
                                           not issued and will not issue any
                                           advertisement, invitation or document
                                           relating to the PLUS, whether in Hong
                                           Kong or elsewhere, which is directed
                                           at, or the contents of which are
                                           likely to be accessed or read by, the
                                           public in Hong Kong (except if
                                           permitted to do so under the
                                           securities laws of Hong Kong) other
                                           than with respect to PLUS which are
                                           intended to be disposed of only to
                                           persons outside Hong Kong or only to
                                           "professional investors" within the
                                           meaning of the Securities and Futures
                                           Ordinance (Cap. 571) of Hong Kong and
                                           any rules made thereunder.

                                           Mexico

                                           The PLUS have not been registered
                                           with the National Registry of
                                           Securities maintained by the Mexican
                                           National Banking and Securities
                                           Commission and may not be offered or
                                           sold publicly in Mexico. This pricing
                                           supplement and the accompanying
                                           prospectus supplement and prospectus
                                           may not be publicly distributed in
                                           Mexico.

                                           Singapore

                                           This pricing supplement and the
                                           accompanying prospectus supplement
                                           and prospectus have not been
                                           registered as a prospectus with the
                                           Monetary Authority of Singapore.
                                           Accordingly, this pricing supplement
                                           and the accompanying prospectus
                                           supplement and prospectus used in
                                           connection with the offer or sale, or
                                           invitation for subscription or
                                           purchase, of the PLUS may not be
                                           circulated or distributed, nor may
                                           the PLUS be offered or sold, or be
                                           made the subject of an invitation for
                                           subscription or purchase, whether
                                           directly or indirectly, to persons in
                                           Singapore other than under
                                           circumstances in which such offer,
                                           sale or invitation does not
                                           constitute an offer or sale, or
                                           invitation for subscription or
                                           purchase, of the PLUS to the public
                                           in Singapore.

License Agreement between
  STOXX and Morgan Stanley..............   STOXX Limited and Morgan Stanley have
                                           entered into a non-exclusive license
                                           agreement providing for the license
                                           to Morgan Stanley, and certain of its
                                           affiliated or subsidiary companies,
                                           in exchange for a fee, of the right
                                           to use the Euro STOXX 50 Index, which
                                           is owned and published by STOXX
                                           Limited, in connection with
                                           securities, including the Notes.

                                           The license agreement between STOXX
                                           Limited and Morgan Stanley provides
                                           that the following language must be
                                           set forth in this pricing supplement:

                                           The Notes are not sponsored,
                                           endorsed, sold or promoted by STOXX
                                           Limited. STOXX Limited makes no
                                           representation or warranty, express
                                           or implied, to the owners of the
                                           Notes or any member of the public
                                           regarding the advisability of
                                           investing in securities generally or
                                           in the Notes particularly. STOXX
                                           Limited's only relationship to Morgan
                                           Stanley is the licensing of certain
                                           trademarks, trade names and service
                                           marks of STOXX Limited and the Dow
                                           Jones EURO STOXX 50(SM) Index which
                                           is determined, composed and
                                           calculated by STOXX Limited without
                                           regard to Morgan Stanley or the
                                           Notes. STOXX Limited has no
                                           obligation to take the needs of
                                           Morgan Stanley or the owners of the
                                           Notes into consideration in
                                           determining, composing or calculating
                                           the Dow Jones EURO STOXX 50(SM)
                                           Index. STOXX Limited is not
                                           responsible for and has not
                                           participated in the determination of
                                           the timing of, prices at, or
                                           quantities of the Notes to be issued
                                           or in the determination or
                                           calculation of the equation by which
                                           the Notes are to be converted into
                                           cash. STOXX Limited has no obligation
                                           or liability in connection with the
                                           administration, marketing or trading
                                           of the Notes.

                                           STOXX LIMITED DOES NOT GUARANTEE THE
                                           ACCURACY AND/OR THE COMPLETENESS OF
                                           THE DOW JONES EURO STOXX 50(SM) INDEX
                                           OR ANY DATA INCLUDED THEREIN AND
                                           STOXX LIMITED SHALL HAVE NO LIABILITY
                                           FOR ANY ERRORS, OMISSIONS, OR
                                           INTERRUPTIONS THEREIN. STOXX LIMITED
                                           MAKES NO WARRANTY, EXPRESS OR
                                           IMPLIED, AS TO RESULTS TO BE OBTAINED
                                           BY MORGAN STANLEY, OWNERS OF THE
                                           NOTES, OR ANY OTHER PERSON OR ENTITY
                                           FROM THE USE OF THE DOW JONES EURO
                                           STOXX 50(SM) INDEX OR ANY DATA
                                           INCLUDED THEREIN. STOXX LIMITED MAKES
                                           NO EXPRESS OR IMPLIED WARRANTIES, AND
                                           EXPRESSLY DISCLAIMS ALL WARRANTIES,
                                           OF MERCHANTABILITY OR FITNESS FOR A
                                           PARTICULAR PURPOSE OR USE WITH
                                           RESPECT TO THE DOW JONES EURO STOXX
                                           50(SM) INDEX OR ANY DATA INCLUDED
                                           THEREIN. WITHOUT LIMITING ANY OF THE
                                           FOREGOING, IN NO EVENT SHALL STOXX
                                           LIMITED HAVE ANY LIABILITY FOR ANY
                                           LOST PROFITS OR INDIRECT, PUNITIVE,
                                           SPECIAL OR CONSEQUENTIAL DAMAGES OR
                                           LOSSES, EVEN IF NOTIFIED OF THE
                                           POSSIBILITY THEREOF. THERE ARE NO
                                           THIRD PARTY BENEFICIARIES OF ANY
                                           AGREEMENTS OR ARRANGEMENTS BETWEEN
                                           STOXX LIMITED AND MORGAN STANLEY.

                                           "Dow Jones EURO STOXX 50(SM)" and
                                           "STOXX(SM)" are service marks of
                                           STOXX Limited and have been licensed
                                           for use for certain purposes by
                                           Morgan Stanley. Morgan Stanley's
                                           Performance Leveraged Upside
                                           Securities(SM) due September 25,
                                           2006, Mandatorily Exchangeable for an
                                           Amount Payable in U.S. Dollars Based
                                           on the Value of the Dow Jones EURO
                                           STOXX 50(SM) Index are not sponsored,
                                           endorsed, sold or promoted by STOXX
                                           Limited, and STOXX Limited makes no
                                           representation regarding the
                                           advisability of investing in the
                                           Notes.

ERISA Matters for Pension Plans and        Each fiduciary of a pension,
Insurance Companies.....................   profit-sharing or other employee
                                           benefit plan subject to the Employee
                                           Retirement Income Security Act of
                                           1974, as amended ("ERISA") (a
                                           "Plan"), should consider the
                                           fiduciary standards of ERISA in the
                                           context of the Plan's particular
                                           circumstances before authorizing an
                                           investment in the PLUS. Accordingly,
                                           among other factors, the fiduciary
                                           should consider whether the
                                           investment would satisfy the prudence
                                           and diversification requirements of
                                           ERISA and would be consistent with
                                           the documents and instruments
                                           governing the Plan.

                                           In addition, we and certain of our
                                           subsidiaries and affiliates,
                                           including MS & Co. and Morgan Stanley
                                           DW Inc. (formerly Dean Witter
                                           Reynolds Inc.) ("MSDWI"), may be each
                                           considered a "party in interest"
                                           within the meaning of ERISA, or a
                                           "disqualified person" within the
                                           meaning of the Internal Revenue Code
                                           of 1986, as amended (the "Code"),
                                           with respect to many Plans, as well
                                           as many individual retirement
                                           accounts and Keogh plans (also
                                           "Plans"). Prohibited transactions
                                           within the meaning of ERISA or the
                                           Code would likely arise, for example,
                                           if the PLUS are acquired by or with
                                           the assets of a Plan with respect to
                                           which MS & Co., MSDWI or any of their
                                           affiliates is a service provider or
                                           other party in interest, unless the
                                           PLUS are acquired pursuant to an
                                           exemption from the "prohibited
                                           transaction" rules. A violation of
                                           these prohibited transaction rules
                                           could result in an excise tax or
                                           other liabilities under ERISA and/or
                                           Section 4975 of the Code for such
                                           persons, unless exemptive relief is
                                           available under an applicable
                                           statutory or administrative
                                           exemption.

                                           The U.S. Department of Labor has
                                           issued five prohibited transaction
                                           class exemptions ("PTCEs") that may
                                           provide exemptive relief for direct
                                           or indirect prohibited transactions
                                           resulting from the purchase or
                                           holding of the PLUS. Those class
                                           exemptions are PTCE 96-23 (for
                                           certain transactions determined by
                                           in-house asset managers), PTCE 95-60
                                           (for certain transactions involving
                                           insurance company general accounts),
                                           PTCE 91-38 (for certain transactions
                                           involving bank collective investment
                                           funds), PTCE 90-1 (for certain
                                           transactions involving insurance
                                           company separate accounts), and PTCE
                                           84-14 (for certain transactions
                                           determined by independent qualified
                                           asset managers).

                                           Because we may be considered a party
                                           in interest with respect to many
                                           Plans, the PLUS may not be purchased,
                                           held or disposed of by any Plan, any
                                           entity whose underlying assets
                                           include "plan assets" by reason of
                                           any Plan's investment in the entity
                                           (a "Plan Asset Entity") or any person
                                           investing "plan assets" of any Plan,
                                           unless such purchase, holding or
                                           disposition is eligible for exemptive
                                           relief, including relief available
                                           under PTCE 96-23, 95-60, 91-38, 90-1,
                                           or 84-14 or such purchase, holding or
                                           disposition is otherwise not
                                           prohibited. Any purchaser, including
                                           any fiduciary purchasing on behalf of
                                           a Plan, transferee or holder of the
                                           PLUS will be deemed to have
                                           represented, in its corporate and its
                                           fiduciary capacity, by its purchase
                                           and holding of the PLUS that either
                                           (a) it is not a Plan or a Plan Asset
                                           Entity, is not purchasing such
                                           securities on behalf of or with "plan
                                           assets" of any Plan, or with any
                                           assets of a governmental or church
                                           plan that
                                           is subject to any federal, state or
                                           local law that is substantially
                                           similar to the provisions of Section
                                           406 of ERISA or Section 4975 of the
                                           Code or (b) its purchase, holding and
                                           disposition are eligible for
                                           exemptive relief or such purchase,
                                           holding and disposition are not
                                           prohibited by ERISA or Section 4975
                                           of the Code (or in the case of a
                                           governmental or church plan, any
                                           substantially similar federal, state
                                           or local law).

                                           Under ERISA, assets of a Plan may
                                           include assets held in the general
                                           account of an insurance company which
                                           has issued an insurance policy to
                                           such plan or assets of an entity in
                                           which the Plan has invested.
                                           Accordingly, insurance company
                                           general accounts that include assets
                                           of a Plan must ensure that one of the
                                           foregoing exemptions is available.
                                           Due to the complexity of these rules
                                           and the penalties that may be imposed
                                           upon persons involved in non-exempt
                                           prohibited transactions, it is
                                           particularly important that
                                           fiduciaries or other persons
                                           considering purchasing the PLUS on
                                           behalf of or with "plan assets" of
                                           any Plan consult with their counsel
                                           regarding the availability of
                                           exemptive relief under PTCEs 96-23,
                                           95-60, 91-38, 90-1 or 84-14.

                                           Purchasers of the PLUS have exclusive
                                           responsibility for ensuring that
                                           their purchase, holding and
                                           disposition of the PLUS do not
                                           violate the prohibited transaction
                                           rules of ERISA or the Code or similar
                                           regulations applicable to
                                           governmental or church plans, as
                                           described above.

United States Federal Income Taxation...   The following summary is based on the
                                           advice of Davis Polk & Wardwell, our
                                           special tax counsel ("Tax Counsel"),
                                           and is a general discussion of the
                                           principal potential U.S. federal
                                           income tax consequences to initial
                                           investors in the PLUS that (i)
                                           purchase the PLUS at their Issue
                                           Price and (ii) will hold the PLUS as
                                           capital assets within the meaning of
                                           Section 1221 of the Code. This
                                           summary is based on the Code,
                                           administrative pronouncements,
                                           judicial decisions and currently
                                           effective and proposed Treasury
                                           regulations, changes to any of which
                                           subsequent to the date of this
                                           pricing supplement may affect the tax
                                           consequences described herein. This
                                           summary does not address all aspects
                                           of U.S. federal income taxation that
                                           may be relevant to a particular
                                           investor in light of the investor's
                                           individual circumstances or to
                                           investors subject to special
                                           treatment under the U.S. federal
                                           income tax laws, such as:

                                           o  certain financial institutions;

                                           o  tax-exempt organizations;

                                           o  dealers and certain traders in
                                              securities or foreign currencies;

                                           o  investors holding the PLUS as part
                                              of a hedging transaction,
                                              straddle, conversion or other
                                              integrated transaction;

                                           o  U.S. Holders, as defined below,
                                              whose functional currency is not
                                              the U.S. dollar;

                                           o  partnerships;

                                           o  nonresident alien individuals who
                                              have lost their United States
                                              citizenship or who have ceased to
                                              be taxed as United States resident
                                              aliens;

                                           o  corporations that are treated as
                                              controlled foreign corporations or
                                              passive foreign investment
                                              companies;

                                           o  Non-U.S. Holders, as defined
                                              below, that are owned or
                                              controlled by persons subject to
                                              U.S. federal income tax;

                                           o  Non-U.S. Holders for whom income
                                              or gain in respect of the PLUS is
                                              effectively connected with a
                                              trade or business in the United
                                              States;

                                           o  Non-U.S. Holders who are
                                              individuals having a "tax home"
                                              (as defined in Section 911(d)(3)
                                              of the Code) in the United States;
                                              and

                                           o  Non-U.S. Holders that hold, or
                                              will hold, actually or
                                              constructively, more than 5% of
                                              the PLUS or more than 5% of any
                                              component stock of the Dow
                                              Jones EURO STOXX 50(SM) Index.

                                           As the law applicable to the U.S.
                                           federal income taxation of
                                           instruments such as the PLUS is
                                           technical and complex, the discussion
                                           below necessarily represents only a
                                           general summary. Moreover, the effect
                                           of any applicable state, local or
                                           foreign tax laws is not discussed.

                                           If you are considering purchasing the
                                           PLUS, you are urged to consult your
                                           own tax advisor with regard to the
                                           application of the U.S. federal
                                           income tax laws to your particular
                                           situation as well as any tax
                                           consequences arising under any state,
                                           local or foreign taxing jurisdiction.

                                           General

                                           Pursuant to the terms of the PLUS, we
                                           and every investor in the PLUS agree
                                           (in the absence of an administrative
                                           determination or judicial ruling to
                                           the contrary) to characterize a PLUS
                                           for all tax purposes as a single
                                           financial contract with respect to
                                           the Dow Jones EURO STOXX 50 Index
                                           that (i) requires the investor to pay
                                           us at inception an amount equal to
                                           the purchase price of the PLUS and
                                           (ii) entitles the investor to receive
                                           at maturity an amount in cash based
                                           upon the performance of the Dow Jones
                                           EURO STOXX 50 Index. The
                                           characterization of the PLUS
                                           described above is not, however,
                                           binding on the IRS or the courts. No
                                           statutory, judicial or administrative
                                           authority directly addresses the
                                           characterization of the PLUS (or of
                                           similar instruments) for U.S. federal
                                           income tax purposes, and no ruling is
                                           being requested from the IRS with
                                           respect to their proper
                                           characterization and treatment. Due
                                           to the absence of authorities that
                                           directly address the PLUS (or similar
                                           instruments), Tax Counsel is unable
                                           to render an opinion as to whether
                                           the U.S. federal income tax
                                           characterization of the PLUS stated
                                           above should be respected.
                                           Significant aspects of the U.S.
                                           federal income tax consequences of an
                                           investment in the PLUS are uncertain,
                                           and no assurance can be given that
                                           the IRS or the courts will agree with
                                           the characterization and tax
                                           treatment described herein.
                                           Accordingly, you are urged to consult
                                           your own tax advisor regarding the
                                           U.S. federal income tax consequences
                                           of an investment in the PLUS
                                           (including possible alternative
                                           characterizations of the PLUS) and
                                           regarding any tax
                                           consequences arising under the laws
                                           of any state, local or foreign taxing
                                           jurisdiction. Unless otherwise
                                           stated, the following discussion is
                                           based on the characterization
                                           described above.

                                           U.S. Holders

                                           As used herein, the term "U.S.
                                           Holder" means a beneficial owner of a
                                           PLUS that for U.S. federal income tax
                                           purposes is:

                                           o  a citizen or resident of the
                                              United States;

                                           o  a corporation, or other entity
                                              taxable as a corporation, created
                                              or organized under the laws of the
                                              United States or any political
                                              subdivision thereof; or

                                           o  an estate or trust the income of
                                              which is subject to United States
                                              federal income taxation regardless
                                              of its source.

                                           Tax Treatment of the PLUS

                                           Tax basis. A U.S. Holder's tax basis
                                           in the PLUS will equal the amount
                                           paid by the U.S. Holder to acquire
                                           the PLUS.

                                           Settlement of the PLUS at maturity.
                                           Upon receipt of cash at maturity, a
                                           U.S. Holder generally will recognize
                                           long-term capital gain or loss equal
                                           to the difference between the amount
                                           of cash received and the U.S.
                                           Holder's tax basis in the PLUS.

                                           Sale or exchange of the PLUS. Upon a
                                           sale or exchange of the PLUS prior to
                                           their maturity, a U.S. Holder will
                                           generally recognize capital gain or
                                           loss equal to the difference between
                                           the amount realized on the sale or
                                           exchange and the U.S. Holder's tax
                                           basis in the PLUS sold or exchanged.
                                           This gain or loss will generally be
                                           long-term capital gain or loss if the
                                           U.S. Holder held the PLUS for more
                                           than one year at the time of
                                           disposition.

                                           Possible Alternative Tax Treatments
                                           of an Investment in the PLUS

                                           Due to the absence of authorities
                                           that directly address the proper tax
                                           treatment of the PLUS, no assurance
                                           can be given that the IRS will
                                           accept, or that a court will uphold,
                                           the characterization and treatment
                                           described above. In particular, the
                                           IRS could seek to analyze the U.S.
                                           federal income tax consequences of
                                           owning the PLUS under Treasury
                                           regulations governing contingent
                                           payment debt instruments (the
                                           "Contingent Payment Regulations").

                                           If the IRS were successful in
                                           asserting that the Contingent Payment
                                           Regulations applied to the PLUS, the
                                           timing and character of income
                                           thereon would be significantly
                                           affected. Among other things, a U.S.
                                           Holder would be required to accrue
                                           original issue discount on the PLUS
                                           every year at a "comparable yield"
                                           determined at the time of their
                                           issuance. Furthermore, any gain
                                           realized by a U.S. Holder at maturity
                                           or upon a sale or other disposition
                                           of the PLUS would generally be
                                           treated as ordinary income, and any
                                           loss realized at maturity would be
                                           treated as ordinary loss to the
                                           extent of the U.S. Holder's prior
                                           accruals of original issue discount,
                                           and as capital loss thereafter.

                                           Even if the Contingent Payment
                                           Regulations do not apply to the PLUS,
                                           other alternative federal income tax
                                           characterizations of the PLUS are
                                           possible which, if applied, could
                                           also affect the timing and the
                                           character of the income or loss with
                                           respect to the PLUS. It is possible,
                                           for example, that a PLUS could be
                                           treated as a unit consisting of a
                                           loan and a forward contract, in which
                                           case a U.S. Holder would be required
                                           to accrue original issue discount as
                                           income on a current basis.
                                           Accordingly, prospective investors
                                           are urged to consult their own tax
                                           advisors regarding all aspects of the
                                           U.S. federal income tax consequences
                                           of an investment in the PLUS.

                                           Backup Withholding and Information
                                           Reporting

                                           A U.S. Holder of the PLUS may be
                                           subject to backup withholding in
                                           respect of amounts paid to the U.S.
                                           Holder, unless the U.S. Holder
                                           provides proof of an applicable
                                           exemption or a correct taxpayer
                                           identification number, or otherwise
                                           complies with applicable requirements
                                           of the backup withholding rules. The
                                           amounts withheld under the backup
                                           withholding rules are not an
                                           additional tax and may be refunded,
                                           or credited against the U.S. Holder's
                                           U.S. federal income tax liability,
                                           provided the required information is
                                           furnished to the IRS. In addition, a
                                           U.S. Holder of the PLUS may also be
                                           subject to information reporting
                                           requirements, unless the U.S. Holder
                                           provides proof of an applicable
                                           exemption from the information
                                           reporting rules.

                                           Non-U.S. Holders

                                           The discussion under this heading
                                           applies to you only if you are a
                                           "Non-U.S. Holder." A Non-U.S. Holder
                                           is a beneficial owner of a PLUS that
                                           for U.S. federal income tax purposes
                                           is:

                                           o a nonresident alien individual;

                                           o a foreign corporation; or

                                           o a foreign trust or estate.

                                           Tax Treatment upon Maturity, Sale,
                                           Exchange or Disposition of a PLUS. A
                                           Non-U.S. Holder of the PLUS will not
                                           be subject to U.S. federal income or
                                           withholding tax in respect of amounts
                                           paid to the Non-U.S. Holder, except
                                           that gain from the sale or exchange
                                           of the PLUS or their settlement at
                                           maturity may be subject to U.S.
                                           federal income tax if such Non-U.S.
                                           Holder is a non-resident alien
                                           individual and is present in the
                                           United States for 183 days or more
                                           during the taxable year of the sale
                                           or exchange (or settlement at
                                           maturity) and certain other
                                           conditions are satisfied.

                                           If all or any portion of a PLUS were
                                           recharacterized as a debt instrument,
                                           any payment made to a Non-U.S. Holder
                                           with respect to the PLUS would not be
                                           subject to U.S. federal withholding
                                           tax, provided that the IRS Form
                                           W-8BEN certification requirements
                                           described below under "--Information
                                           Reporting and Backup Withholding"
                                           were satisfied and such Non-U.S.
                                           Holder did not own, actually or
                                           constructively, 10 percent or more of
                                           the total
                                           combined voting power of all classes
                                           of stock of Morgan Stanley entitled
                                           to vote and was not a bank receiving
                                           interest described in Section
                                           881(c)(3)(A) of the Code.

                                           Estate Tax. Non-U.S. Holders who are
                                           individuals, and entities the
                                           property of which is potentially
                                           includible in the gross estate of a
                                           non-U.S. individual for U.S. federal
                                           estate tax purposes (for example, a
                                           trust funded by such an individual
                                           and with respect to which the
                                           individual has retained certain
                                           interests or powers), should note
                                           that, absent an applicable treaty
                                           benefit, the PLUS is likely to be
                                           treated as U.S. situs property
                                           subject to U.S. federal estate tax.
                                           Prospective investors that are
                                           non-U.S. individuals, or are entities
                                           of the type described above, are
                                           urged to consult their own tax
                                           advisors regarding the U.S. federal
                                           estate tax consequences of investing
                                           in the PLUS.

                                           Information Reporting and Backup
                                           Withholding. Information returns may
                                           be filed with the IRS in connection
                                           with the payment on the PLUS at
                                           maturity as well as in connection
                                           with the proceeds from a sale,
                                           exchange or other disposition. A
                                           Non-U.S. Holder will be subject to
                                           backup withholding in respect of
                                           amounts paid to the Non-U.S. Holder,
                                           unless such Non-U.S. Holder complies
                                           with certain certification procedures
                                           establishing that it is not a U.S.
                                           person for U.S. federal income tax
                                           purposes (e.g., by providing a
                                           completed IRS Form W-8BEN certifying,
                                           under penalties of perjury, that such
                                           Non-U.S. Holder is not a U.S. person)
                                           or otherwise establishes an
                                           exemption. The amount of any backup
                                           withholding from a payment to a
                                           Non-U.S. Holder will be allowed as a
                                           credit against the Non-U.S. Holder's
                                           U.S. federal income tax liability and
                                           may entitle the Non-U.S. Holder to a
                                           refund, provided that the required
                                           information is furnished to the IRS.